SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                            FORM 8-A/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         AMENDMENT NO. 2

                        CATALOG.COM, INC.
____________________________________________________________________________
      (Exact name of registrant as specified in its charter)

             Oklahoma                                73-1490346
_______________________________________     ________________________________
(State of incorporation or organization)   (IRS Employer Identification No.)

14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma    73134
________________________________________________________________  __________
(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                Name of each exchange on which
    to be so registered                each class is to be registered

Units, each unit consisting of four    The American Stock Exchange
  shares of Common Stock and
  two warrants, each warrant to
  purchase one share of Common
  Stock(1)
Common Stock, $.01 par value           The American Stock Exchange
Common Stock Purchase Warrants         The American Stock Exchange
_________
(1) The Common Stock and Warrants will trade only as a unit until 30 days following the completion of this offering.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form
relates:     333-37932
         ______________

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
           __________________________________________
                         (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         _______________________________________________________

    The description of the Registrant's securities registered hereby is incorporated by reference to the description set forth under the heading "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-37932), as filed with the Securities and Exchange Commission (the "Commission") on May 26, 2000, as amended by Amendment No. 1 to Form SB-2 filed with the Commission under the Act on July 21, 2000, and as amended by Amendment No. 2 to Form SB-2 filed with the Commission under the Act on September 6, 2000, and as amended by Amendment No. 3 to Form SB-2 filed with the Commission under the Act on October 13, 2000, and as amended by Amendment No. 4 filed with the Commission on November 6, 2000, and further amended by any amendments to such Registration Statement filed subsequent thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.  The following exhibits are filed herewith:
         _________

      1. Form of Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2).

      2.   Amended and Restated Bylaws (incorporated by reference from
           Exhibit 3.2 to the Registrant's Registration Statement on
           Form SB-2).

      3. Specimen common stock certificate (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2).

      4.   Form of Lock-up Agreement (incorporated by reference from
           Exhibit 10.6 to the Registrant's Registration Statement on
           Form SB-2).

                            SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 2000.

                        CATALOG.COM, INC.


                        By: /s/ Robert W. Crull
                           ________________________________________
                              Robert W. Crull,
                              President and Chief Executive Officer

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